UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 23, 2009

NUTRACEA
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5090 N. 40th Street, Suite 400 Phoenix, AZ	85018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 522-3000

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)  Effective Ocotber 23, 2009, James C. Lintzenich resigned from his position as Interim Chief Executive Officer of NutraCea.  Mr. Lintzenich continues as Director of NutraCea.

(c)  On October 23, 2009, W. John Short was appointed as Chief Executive Officer and Director of NutraCea.  Mr. Short has served as our President since July 2009.  Mr. Short has held senior positions with financial services and consumer products businesses in North America, South America, Asia and Europe including over a decade in international corporate banking with Citibank N.A. in New York, Venezuela, Ecuador and Hong Kong.  From January 2004 through December 2005 Mr. Short was engaged as an advisor by the Government of El Salvador to assist in the restructuring of that country’s apparel industry in relation to the elimination of global apparel quotas.  From April 2006 through December 2007, as CEO and Managing Member of W John Short & Associates, LLC, Mr. Short was engaged as Chief Executive Officer of Skip’s Clothing Company. In 2008 and 2009, as CEO and Managing member of W John Short & Associates, LLC, Mr. Short was engaged as a management consultant, Advisory Board Member and/or Director to several companies including SRI Global Imports Inc., G4 Analytics Inc and Unifi Technologies Inc.

Mr. Short and NutraCea entered into an employment agreement on July 6, 2009 which was amended on July 7, 2009 (the “Employment Agreement”).  The terms of the Employment Agreement were previously disclosed on Form 8-K filed by the Company on July 6, 2009 and is incorporated herein by reference.

Item 8.01     Other Events

NutraCea has set December 4, 2009 as the date for its annual meeting of shareholders.  Any shareholder proposal that is sought to be included in our proxy materials for such shareholders’ meeting must be received by us prior to the close of business on November 6, 2009.  Proposals should be addressed to:  Corporate Secretary, Nutracea, 5040 N. 40th Street, Phoenix, Arizona 85018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRACEA

Date: October 27, 2009	By:	/s/ W. John Short
W. John Short
Chief Executive Officer
(Duly Authorized Officer)